EXHIBIT 10.7
EXECUTION VERSION

SUPPLEMENT TO COLLATERAL TRUST AGREEMENT
Reference is made to the Collateral Trust Agreement, dated as of November 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), among AK Steel Corporation, a Delaware corporation (the “Company” or “Grantor”), U.S. Bank National Association, as Senior Indenture Trustee, U.S. Bank National Association, as Collateral Agent, and each other Person party thereto from time to time. Terms defined in the Collateral Trust Agreement and not otherwise defined herein are as defined in the Collateral Trust Agreement.
This Supplement to Collateral Trust Agreement, dated as of July 27, 2016 (this “Supplement to Collateral Trust Agreement”), is being delivered pursuant to Section 5(g) of the Collateral Trust Agreement.
The undersigned, MOUNTAIN STATE CARBON, LLC, a Delaware limited liability company (the “Additional Grantor”), hereby agrees to become a party to the Collateral Trust Agreement as a Grantor thereunder, for all purposes thereof on the terms set forth therein, and to be bound by all of the terms and provisions of the Collateral Trust Agreement as fully as if the Additional Grantor had executed and delivered the Collateral Trust Agreement as of the date thereof.
This Supplement to Collateral Trust Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement to Collateral Trust Agreement by facsimile or PDF transmission shall be as effective as delivery of a manually signed counterpart of this Supplement to Collateral Trust Agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
This Supplement to Collateral Trust Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Grantor has caused this Supplement to Collateral Trust Agreement to be duly executed by its authorized representative as of the day and year first above written.

MOUNTAIN STATE CARBON, LLC
By:	/s/ Lawrence Hermes
Name:	Lawrence Hermes
Title:	Chief Financial Officer, Vice President,
Controller and Secretary

[Supplement to Collateral Trust Agreement]

The Collateral Agent acknowledges receipt of this Supplement to Collateral Trust Agreement and agrees to act as Collateral Agent with respect to the Collateral pledged by the Additional Grantor as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION
as Collateral Agent
By:	/s/ William E. Sicking
Name:	William E. Sicking
Title:	Vice President & Trust Officer

[Supplement to Collateral Trust Agreement]